Exhibit 99.1

July 6, 2012

Dear Shareholders,

Please find below the El Gallo Complex development update and the McEwen Mining community story.

Key development highlights over the past two weeks are:

•          Assembly of crushing plant nears completion

•          Installation of vibrating screens complete

•          Cone crusher assembly complete

•          Final conveyors being installed

•          ADR plant assembly being finalized

•          Heap leach pad expansion nears completion

To view the El Gallo Development Photo Update, please click here.

To view the McEwen Mining Community Story, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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McEWEN MINING MUX McEWEN MINING COMPLETES LOCAL ROAD CONSTRUCTION In late March, McEwen Mining completed the paving of a 2 kilometer (1.24 miles) section of a road through the main part of the town called El Valle. El Valle, which is the largest population center near McEwen Mining’s operations in Sinaloa, Mexico, is located 8 kilometers (4.97 miles) from the company’s Phase 1 production area and home to more than 950 people. The paving of the El Valle road benefits more than two thousand people daily, who commute either to work or school. In addition, the paving has helped to reduce the amount of dust caused by traffic and also improve the air quality. With the improved infrastructure, McEwen Mining believes there is an excellent opportunity for additional businesses to enter the town and for property values to appreciate for local residents. Approximately 200 McEwen Mining employees are now using the road to arrive at the mine daily. A total of US$650,000 was invested in the project by McEwen Mining, making it the community’s first paved road. The road has two 7-meter (23 feet) wide lanes, three bridges, and all the required traffic signage. Rob McEwen, Chief Owner of McEwen Mining, together with the State Governor, Mario Lopez, Mocorito Municipal Mayor, Gloria Himelda and other local dignitaries carried out a ribbon cutting ceremony on April 2, 2012. The Governor was accompanied by the Economic Development Secretary, Eduardo Ortiz and the head of Public Security Secretary, Franco Cordova. The event gathered over 200 local attendees, in addition to McEwen Mining staff from Mexico and Canada. Rob McEwen and the Governor shared their excitement about the completion of the road project with the audience. In addition, they also discussed the future economic developments that could help transform the region through mining and exploration being conducted by McEwen Mining. The first phase of production at the El Gallo Complex will commence during the Third Quarter and will create approximately 250 full-time jobs. The second phase, scheduled to begin in 2014, could see this number double to more than 500 people. “Today I realized how pretty El Valle is. This town produces good peanuts and sugar mills, hard working men and beautiful women. I also now have a new friend Rob McEwen, who with his mining company has created jobs and benefits for many families in this community,” said the Governor, Mario Lopez during the ribbon cutting ceremony. The McEwen Mining team is thrilled to have built the El Valle road and witnessed the community’s overwhelming reception to the project. *Before and after photos located on page 2 Pg. 1

McEWEN MINING MUX Dec 2011 Before (Looking South) Mar 2012 After (Looking North) Pg. 2 Contact information : Jenya Meshcheryakova info@mcewenmining.com 1.866.441.0690

MUX El Gallo Complex Development Photo Update July 6, 2012 McEWEN MINING

2 Crushing Plant Assembly 1 - Lime Silo 2 - Vibrating Screens 3 - 2nd & 3rd Stage Crushing 4 - Diesel Storage 5 - Primary Crusher 1 2 3 4 5

3 Installation of vibrating screens complete. Lime silo in background.

4 Final assembly of crushing plant nears completion.

5 Final assembly of crushing plant nears completion.

6 Final assembly of primary crusher.

7 Cone crusher assembly complete.

8 Installing final conveyors.

9 Finalizing ADR process plant.

10 Finalizing ADR process plant.

11 Finalizing ADR process plant.

12 Finalizing ADR process plant.

13 Overlooking the process plant and ponds.

14 Pre-stripping at Samaniego open pit continues.

15 Pre-stripping at Samaniego open pit continues.

16 Heap leach pad expansion nears completion.

17 Assay lab expansion.

18 Exploration core drilling at the Phase 1 production area.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 x 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Email: info@mcewenmining.com McEWEN MINING